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                                                                      EXHIBIT 21





                                      State or Other      % Of
                                       Jurisdiction     Securities
                                         In Which         Owned by
  Subsidiaries of Registrant (1)       Incorporated      Registrant
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Allied Products Finance Corporation     Delaware           100%            (2)


Aurora Corporation of Illinois.....     Illinois           100%            (2)


Allied Products Financial Services
   Corporation.....................     Delaware           100%            (2)




(1) Unnamed subsidiaries considered in the aggregate do not constitute a significant subsidiary.

(2)  Subsidiary included in consolidated financial statements.